UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 22, 2017

Date of Report (Date of Earliest Event Reported)

ITRON, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019

(Address of Principal Executive Offices, Zip Code)

(509) 924-9900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture and Escrow Agreement

On December 22, 2017, Itron, Inc. (“Itron”), closed the previously announced offering of $300 million aggregate principal amount of 5.000% senior notes due 2026 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of December 22, 2017 (the “Indenture”), among Itron, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee. The Indenture is filed as Exhibit 4.1 to this report.

The sale of the Notes is part of the financing of the merger consideration for the previously announced acquisition of Silver Spring Networks, Inc. (“SSNI”) by Itron (the “SSNI Acquisition”). The Notes will be jointly and severally guaranteed by each of Itron’s subsidiaries that guarantees Itron’s obligations under its senior credit facilities. On the date the Notes were issued, there were no guarantors.

The SSNI Acquisition has not been completed. Itron will be required to redeem the Notes if the SSNI Acquisition is not completed. Itron currently expects the SSNI Acquisition to close in January 2018. The SSNI Acquisition is, however, subject to customary closing conditions, and Itron cannot guarantee that the SSNI Acquisition will be completed on or about such date, or at all.

Concurrently with the closing of the offering of the Notes, Itron entered into an escrow agreement (the “Escrow Agreement”) pursuant to which the initial purchasers of the Notes on behalf (and at the direction) of Itron, deposited the net proceeds of the offering into an escrow account. The Escrow Agreement is filed as Exhibit 4.2 to this report.

In addition, Itron deposited into the escrow account an additional amount in cash, which together with such net proceeds, would be sufficient to pay the Special Mandatory Redemption Amount (as defined in the Indenture), including all interest that would accrue on the Notes to, but not including, the Special Mandatory Redemption Date (as defined in the Indenture), assuming for purposes of this interest calculation that notice of the escrow release conditions described herein is delivered to the escrow agent on June 17, 2018 (the “Outside Date”). The funds in such escrow account will be pledged as security for the benefit of the holders of the Notes. If the SSNI Acquisition is not consummated on or before the Outside Date or the Extended Outside Date (as defined in the Indenture), as applicable, or Itron notifies the escrow agent that the SSNI Acquisition will not be pursued or otherwise announce that the Agreement and Plan of Merger dated as of September 17, 2017, by and among SSNI, Itron and Ivory Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Itron, has been terminated, then Itron will be required to redeem all of the Notes at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

The Notes and the guarantees will be Itron’s and the guarantors’ senior unsecured obligations (other than with respect to a security interest in the escrow account prior to the Escrow Release (as defined in the Indenture)) and will rank equally in right of payment with Itron’s and the guarantors’ existing and future senior obligations. Subject to certain exceptions, future subsidiaries that guarantee Itron’s senior secured credit facilities or guarantee certain other indebtedness will also guarantee the Notes. The Notes and the guarantees will be effectively subordinated to all of Itron’s and the guarantors’ secured indebtedness, including the senior secured credit facilities, to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated to all existing and future liabilities of each of Itron’s existing and future subsidiaries that do not guarantee the Notes.

The Notes will bear interest at a rate of 5.000% per annum, payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2018, to persons who are registered holders of the Notes on the immediately preceding January 1 and July 1, respectively.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require Itron to repurchase all or any part of that holder’s Notes at a purchase price of 101% of the principal amount of Notes repurchased, plus accrued and unpaid interest, if any, to the date of such repurchase.

The Notes will mature on January 15, 2026. However, prior to January 15, 2021, Itron may, at its option, redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest, if any, plus a “make- whole” premium. On or after January 15, 2021, Itron may, at its option, redeem some or all of the Notes at any time at declining redemption prices equal to 102.500% beginning on January 15, 2021, 101.250% beginning on January 15, 2022 and 100.000% beginning on January 15, 2023 and thereafter, plus, in each case, accrued and unpaid interest, if any, to the applicable redemption date. In addition, before January 15, 2021, and subject to certain conditions, Itron may, at its option, redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of certain equity offerings at 105.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that (i) at least 65% of the aggregate principal amount of Notes remains outstanding after such redemption and (ii) the redemption occurs within 60 days of the closing of any such equity offering.

The above description of the Indenture and Escrow Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and Escrow Agreement and is qualified in its entirety by reference to the terms of the Indenture and Escrow Agreement, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

The Notes and the related guarantees will not be registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Indenture set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of December 22, 2017 among Itron, Inc., the guarantors from time to time party thereto and U.S. Bank National Association, as trustee.

4.2	Escrow Agreement, dated as of December 22, 2017 among Itron, Inc., U.S. Bank National Association, as escrow agent and U.S. Bank National Association, as trustee.

This report may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements about beliefs, plans and expectations are forward-looking statements. Statements that include words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “potential”, “continue”, “goals”, “targets” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions are forward-looking statements. Forward-looking statements are based on current expectations and are subject to a number of risks, factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements include, without limitation: the risk that SSNI’s stockholders do not approve the transaction; uncertainties as to the timing of the transaction; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the impact of indebtedness incurred by Itron in connection with the transaction and the potential impact on the rating of indebtedness of Itron; legal proceedings that may be instituted against Itron or SSNI and others; the effects of the business combination of Itron and SSNI, including the combined company’s future financial condition, operating results, strategy and plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ Shannon M. Votava
Dated: December 22, 2017		Shannon M. Votava
Senior Vice President, General Counsel and Corporate Secretary